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                                                Exhibit 23.01



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-62198 and No. 33-55093 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No.
33-52535, No. 33-52537, and No. 33-52539 of Cardinal Health, Inc. on Form S-8 of our report dated August 16, 1994 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for income taxes) appearing in this Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 1994.



DELOITTE & TOUCHE LLP

Columbus, Ohio
August 31, 1994


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                                                Exhibit 23.02



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10K, into the Company's previously filed Registration Statements File Nos. 33-62198, 33-55093, 33-20895, 33-38021,
33-38022, 33-52535, 33-52537, 33-52539 and 33-42357.


/s/ Arthur Andersen & Co.

Sacramento, California
August 31, 1994